UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2023

KNOW LABS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-37479	90-0273142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Union Street, Suite 810, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

(206) 903-1351
(Registrant's telephone number, including area code)

 __________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	KNW	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2023, the Board of Directors (“Board”) of Know Labs, Inc. (the “Company”) appointed Larry K. Ellingson, John Cronin and Timothy M. Londergan, as new non-employee members of the Board. Messrs. Ellingson, Cronin, and Londergan are deemed to qualify as independent under the director independence standards set forth in the rules and regulations of the SEC and applicable NYSE listing standards.

There are no arrangements or understandings between Messrs. Ellingson, Cronin, and Londergan and any other person pursuant to which Messrs. Ellingson, Cronin, and Londergan were selected as a director of the Company, and there are no family relationships between Messrs. Ellingson, Cronin, and Londergan and any of the Company’s Directors or executive officers. There are no transactions to which the Company is a party and in which Messrs. Ellingson, Cronin, and Londergan has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K, except that on August 11, 2022, the Company entered into an Intellectual Property Services Agreement with ipCapital Group, Inc., a company associated with Mr. Cronin, for professional services related to developing a more robust and valuable IP portfolio. As of the year ended September 30, 2023, the Company has paid ipCapital Group approximately $713,000 in professional fees.

Initial Board Committee assignments for Messrs. Ellingson, Cronin, and Londergan have not been determined at the time of this filing. This filing will be amended to include that information when available.

As with other non-employee directors of the Corporation, Messrs.   Ellingson, Cronin, and Londergan will each receive an annual stock option grant  under the Know Labs, Inc. 2021 Equity Incentive Plan at the end of each fiscal year and an annual cash retainer of $10,000-$12,500 as consideration for their board services.

Below is a description of Messrs. Ellingson, Cronin, and Londergan’s professional work experience.

John Cronin, 68, is an experienced inventor and intellectual property strategist. Mr. Cronin is Chairman and CEO of ipCapital Group, Inc. (“ipCG”), a globally recognized IP strategy consulting firm founded in 1998, offering more than 45 different services. Mr. Cronin has authored greater than 1,600 patents and applications across hundreds of technology spaces, leveraging the ipCapital Methodology. Before forming ipCG, Mr. Cronin spent over 17 years at IBM and became its top inventor with over 100 patents and 150 patent publications. He created and ran the IBM Patent Factory, which was essential in helping IBM become number one in US patents and led the team that contributed to the startup and success of IBM’s licensing program. Mr. Cronin is also the Chair of the Board of Directors of AdrenalineIP, Chairman of IX-Innovations, and is the Founder of HarvestWeb, a 501(c)3 charitable organization that provides an easy online way to make donations to food pantries.

Mr. Cronin has a B.S. (E.E.), an M.S. (E.E), and a B.A. degree in Psychology from the University of Vermont.

Timothy M. Londergan, Ph.D., 50, is a creative and results oriented business executive with 20 years of experience with early-stage technology companies. In May 2020, Mr. Londergan founded Tangibly, Inc., a company focused on helping companies manage their most valuable assets, trade secrets, through an innovative AI platform that can analyze patents and predict related trade secrets. Mr. Londergan continues to act as CEO of Tangibly, Inc. From May 2017-2021, Mr. Londergan founded and was CEO of WaveFront Venture Labs Pte Ltd, focused on helping leading Fortune 100 corporations incubate new companies based on highly promising, yet currently dormant technologies and was developing a platform to systematically evaluate and extract the most promising technologies trapped inside these companies and create paths to market for them via new company formation. WaveFront was acquired by Boustead Securities in 2021. From January 2018 to June 2020, Mr. Londergan was co-founder and CEO of Operem, Inc., a company that created blockchain based tools for managing intangible assets and was acquired by Abaxx. Mr. Londergan was recently named IAM 300 World’s Leading IP Strategist 2023.

Mr. Londergan has 30+ issued patents, 20+ applications along with over 20 publications in peer reviewed journals and conference proceedings.

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Mr. Londergan holds a Ph.D. in Organic Chemistry, 1998, from the University of Southern California and a B.S. in Chemistry, 1995, from St. Bonaventure University.

Larry K. Ellingson, 77, holds a BS, Pharmacy, from North Dakota State University (NDSU), Fargo, North Dakota and an Executive MBA from Babson College, Babson Park, Massachusetts.

From April 23, 2019 to present, Mr. Ellingson has served as a member of Know Labs advisory board. From 2013 to present, Mr. Ellingson is Co-Founder of the Diabetes Leadership Council and Vice Chair Global initiatives. Since 2006 to present, Mr. Ellingson has been President of Global Diabetes Consulting LTD.

Mr. Ellingson retired from Eli Lilly and Company in May 2001 after having been involved as a leader of global diabetes for Lilly for more than half of his career. He has held several other positions at Lilly including Director of Pharmaceutical New Product Planning for gastrointestinal, skeletal, endocrine and infectious diseases, along with responsibility for marketed products in those areas in the late 1980’s.

Mr. Ellingson continues to remain active with committee work and board positions for a multitude of organizations, among them are NDSU, Research Park, International Diabetes Federation, Academy of Nutrition and Dietetics, Nurse Practitioners Healthcare Foundation and the American Diabetes Association®. His contributions to the Association have been abundant and far-reaching and have spanned over 20 years. He has held numerous positions within the Association such as member of the Industry Advisory, Strategic Marketing Task Force, Strategic Planning Task Force, Big Ticket Task Force, Pinnacle Society and the Income Development Committee. He has been Chair or Vice Chair for an equally extensive list of bodies within the Association including the Board of Directors, Fundraising Committee, Executive Committee and Nominating Committee. He has unquestionably been a positive force and an integral part of mission delivery.

Mr. Ellingson has been honored several times for his achievements in his field. He was honored by being the first and only non–scientist to receive Eli Lilly’s President’s Award and the Lilly Research Award for contributions to diabetes research. In 2001, Eli Lilly created the Ellingson Legacy Award to honor those who provide outstanding service to the customer. Ellingson was the first recipient of the award. The ADA, Indiana affiliate awarded Mr. Ellingson the J.K. Lilly Award in 2004 for his contributions & service to the field of diabetes. NDSU awarded him the highest honor in 2007, naming him An Outstanding Alumni of the Year for his contributions to the field and to the University. The American Diabetes Association® recognized Mr. Ellingson in 2006 with the Charles H. Best Medal for Outstanding Service for his exceptional contributions as Chair of the Board. The ADA recognized Mr. Ellingson with the prestigious Wendell Mayes Jr. Award in 2013 for his long-term service in diabetes. Mr. Ellingson received an Honorary Membership in 2020 to the Academy of Nutrition and Dietetics for his contributions to the Academy. He continues to be engaged in diabetes programs and projects through the Diabetes Leadership Council which he cofounded in 2013.

Item 7.01 Regulation FD Disclosure.

On November 8, 2023, the Company published a press release regarding the appointment of Messrs. Ellingson, Cronin, and Londergan. A copy of the press release is attached hereto as Exhibit 99.1

The information included in this Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated November 8, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2023	KNOW LABS, INC.

/s/ Ronald P. Erickson
Name: Ronald P. Erickson
Title: Chairman of the Board

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